UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2025

Revvity, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

77 4th Avenue, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	RVTY	The New York Stock Exchange
1.875% Notes due 2026	RVTY 26	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 23, 2025, the Board of Directors (the “Board”) of Revvity, Inc. (the “Company”) appointed Anita Gonzales, the Company’s Vice President and Controller, to serve as its Vice President and Chief Accounting Officer, effective immediately.

Mrs. Gonzales, 49, has served as the Company’s Vice President and Controller since May 2023, having joined the Company as Senior Director of Integration and Controllership Initiatives in March 2021. Prior to joining the Company, Mrs. Gonzales was at General Electric Company (“GE”) for ten years. During her tenure at GE, Mrs. Gonzales was Director of Audit and Advisory Practices Corporate division from 2016 to 2021, with responsibility for technical accounting and audit standards of the Corporate Audit Staff. Before that, Mrs. Gonzales held executive roles at GE Aviation including Global Controller-Commercial Engines. Earlier in her career, she held roles of increasing responsibility, up to Senior Manager, at PricewaterhouseCoopers. Mrs. Gonzales holds Master of Public Accounting and Bachelor of Business Administration degrees from the University of Texas at Austin and is a Certified Public Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVVITY, INC.

Date: October 24, 2025	By:	/s/ Joel S. Goldberg
Joel S. Goldberg
Senior Vice President, Administration, General Counsel and Secretary